EXHIBIT 23.1






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equitable Resources, Inc. Long-Term Incentive Plan of our report dated February 25, 1999, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the Year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                           /s/Ernst & Young LLP
                                              Ernst & Young LLP



Pittsburgh, Pennsylvania
June 25, 1999